UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 22, 2007

US DRY CLEANING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4040 MacArthur Blvd., Suite 305 Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(949) 863-9669

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

We hereby amend our Current Report on Form 8-K filed on October 22, 2007, which announced the material definitive agreement between U.S. Dry Cleaning Corporation, a Delaware corporation (the “Parent”), Steam Press Holdings, Inc., a Hawaii corporation and wholly-owned subsidiary of Parent (“SPH”), and USDC Caesars Hawaii, Inc., a Hawaii corporation and a wholly-owned subsidiary of SPH (the “Merger Sub”).  The consideration paid in cash to Seller on the Closing Date was approximately $1,158,000. The purpose of this amendment is to file the completion of acquisition or disposition of assets.

            The Company  will announce  the closing of the Caesars Hawaii acquisition in a press release issued on June 25, 2008, a copy of which is attached hereto as Exhibit 99.1 and is incorporated in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Assignment of Leases*
10.2	Assignment of Contracts and Intangibles*
10.3	Bill of Sale*
10.4	UCCI Financing Statement*
10.5	Registration Rights Agreement*
10.6	Non-Compete Agreement*
10.7	Side Letter Agreement*
99.1	Press Release of U.S. Dry Cleaning Corporation

*  To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DRY CLEANING CORPORATION

Date: June 24, 2008	By:	/s/ Robert Y. Lee
Robert Y. Lee Chief Executive Officer